UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2006
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147
(Address of principal executive offices) (Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers
     On November 17, 2006, R. G. Barry Corporation (the “Company”) issued a news release reporting that the Company’s Board of Directors named Lee F. Smith to the newly created post of Senior Vice President, Design and Product Development, promoted Harry F. Miller from Vice President – Human Resources to Senior Vice President – Human Resources, and announced that Pamela A. Gentile, the Company’s Senior Vice President – Sales, will assume the additional title of Brand President, Dearfoams.
     Mr. Smith, age 45, has served as President of Pacific Footwear Services, a California-based footwear development business since 2004. From 2000 to 2004 he served as the President of Pacific Brands LLC, a footwear brand management company.
     Mr. Miller, age 64, has served as the Company’s Vice President – Human Resources since 1993.
     Ms. Gentile, age 48, has served as the Company’s Senior Vice President – Sales since June 13, 2006; Senior Vice President Sales – National Accounts from September 2004 to June 2006; Vice President Sales – National Accounts from January 2004 to September 2004; Vice President – Sales of Designs by Skaffles, a privately-held supplier of novelty and accessory products from October 2003 to January 2004; Vice President – Sales of Copy Cats, a privately-held supplier of women’s apparel products from March 2003 to October 2003; Vice President Sales – National Accounts of the Company from August 2000 to March 2003.
     A copy of the news release is attached as Exhibit 99 hereto and incorporated herein by reference.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) – (c)	Not applicable.
(d) Exhibits

Exhibit No.	Description
99	News Release issued by R. G. Barry Corporation on November 17, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

November 21, 2006	By:	/s/ Daniel D. Viren Daniel D. Viren
Senior Vice President – Finance, Chief
Financial Officer and Secretary